SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a-12

John Hancock Collateral Investment Trust

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

JOHN HANCOCK COLLATERAL INVESTMENT TRUST (THE “FUND”)

197 Clarendon Street

Boston, Massachusetts 02116

September 11, 2014

Dear Shareholder:

Your consent is being solicited with respect to the proposal set forth below (the “Proposal”). A Proxy Statement providing information about the Proposal is included with this letter.

Proposal:	To remove the exception in the Fund’s industry concentration policy allowing the Fund to invest more than 25% of its assets in bank instruments.

The Board of Trustees of the Fund, including the Independent Trustees, recommends that shareholders vote “FOR” the Proposal.

Each shareholder of the Fund of record at the close of business on August 29, 2014 is entitled to vote.

If you have any questions regarding the Proxy Statement, please contact the Fund at 1-800-225-5291.

Sincerely,

/s/ Carolyn M. Flanagan
Carolyn M. Flanagan
Secretary
John Hancock Collateral Investment Trust

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JOHN HANCOCK COLLATERAL INVESTMENT TRUST

197 Clarendon Street
Boston, Massachusetts 02116

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of consents by the Board of Trustees (the “Board”) of John Hancock Collateral Investment Trust (the “Fund”) with respect to the proposal set forth below (the “Proposal”). This Proxy Statement is first being sent to shareholders on or about September 11, 2014. The earliest date on which the Proposal may be effected is September 26, 2014.

The Fund.  The Fund is a no-load, open-end investment management company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Only certain investment companies advised by John Hancock Asset Management, a division of Manulife Asset Management (US) LLC (“JHAM” or the “Adviser”), the investment adviser to the Fund, or by one of its affiliates, that are “accredited investors” within the meaning of Regulation D under the Securities Act of 1933, as amended, may invest in the Fund. In addition, a nominal amount of shares are owned by the Fund’s transfer agent, John Hancock Signature Services, Inc.

Management of the Fund.  The investment adviser of the Fund is JHAM, 197 Clarendon Street, Boston, Massachusetts 02116. The administrator of the Fund is John Hancock Advisers, LLC (the “Administrator”), 601 Congress Street, Boston, Massachusetts 02210. The placement agent of the Fund is John Hancock Funds, LLC (the “Placement Agent”), 601 Congress Street, Boston, Massachusetts 02210. The ultimate controlling parent entity of the Adviser, the Administrator, and the Placement Agent is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife Financial” in Canada and Asia and primarily as “John Hancock” in the United States.

PROPOSAL

AMENDMENT OF THE FUND’S INDUSTRY CONCENTRATION POLICY

The Board, including those Trustees who are not “interested persons” of the Fund as defined in the 1940 Act (the “Independent Trustees”), has approved, and recommends that the Fund’s shareholders approve, amending the investment policy of the Fund relating to industry concentration. The Fund’s current industry concentration policy provides as follows:

The Fund may not concentrate its investments in a particular industry, as that term is used in the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time. For the elimination of doubt, this limitation does not apply to investments in obligations of the U.S. Government or any of its agencies, instrumentalities or authorities and instruments issued by U.S. banks, including foreign branches of U.S. banks if the Adviser has determined that the U.S. bank unconditionally is responsible for the payment obligations of the foreign branch. [Emphasis added.]

The Fund had included the highlighted exception to its industry concentration policy in reliance on a 1975 interpretation of the SEC staff applicable to money market funds. The staff has informed the Fund of its position that its interpretation is applicable only to funds relying on Rule 2a-7 under the 1940 Act. Because the Fund does not rely on Rule 2a-7, the staff has requested that the Fund remove the exception. Accordingly, the Fund proposes that the industry concentration policy be amended to delete the highlighted language.

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The proposed amendment will have the effect of removing the Fund’s freedom of action to invest more than 25% of the Fund’s assets in instruments issued by U.S. banks and foreign branches of U.S. banks. In the past, the Adviser has, from time to time, invested more than 25% of the Fund’s assets in such instruments. If the Proposal is approved, the Adviser will no longer be able to concentrate the Fund’s investments in this manner. Although this change will necessarily restrict the investment flexibility of the Fund, the Adviser does not believe that the change will have a material adverse effect on the investment performance or operations of the Fund.

If the Fund’s shareholders do not approve the Proposal, the Board will consider the alternatives available to the Fund. These alternatives include seeking reconsideration of, or relief from, the staff’s position, and/or proposing to shareholders a policy of concentrating in bank instruments under certain specified circumstances.

Required Vote

The Board has designated August 29, 2014 as the record date for determining shareholders of the Fund eligible to vote on the Proposal (the “Record Date”). All shareholders of record at the close of business on the Record Date are entitled to one vote for each whole share held and a fractional vote for each fractional share held.

As of August 29, 2014, there were 300,859,188.521 outstanding shares of the Fund. As of that date, two shareholders of the Fund owned of record and beneficially 5% or more of the Fund’s outstanding shares, as follows:

John Hancock Funds Emerging Markets Fund, 6.89%

John Hancock Funds II Mid Cap Stock Fund, 5.14%

In addition, as of that date, the Fund’s officers and Trustees did not own any shares of the Fund.

Approval of the Proposal requires the affirmative consent of more than 50% of the outstanding shares of the Fund. The Proposal will be effective on the date such consent is obtained.

Consents may be revoked at any time before the required consent has been obtained by either of: (i) a written revocation received by the Secretary of the Trust; or (ii) a properly executed later-dated consent received by the Secretary of the Trust. Only the latest dated, properly executed consent received prior to such time will be counted.

The Board, including the Independent Trustees, recommends that shareholders vote “FOR” the proposal.

Important Notice Regarding the Availability of Proxy Materials:  This Proxy Statement and the accompanying shareholder letter and Written Consent are also available at www.jhfunds.com.

Annual and Semi-Annual Reports

The Fund will furnish, without charge, a copy of its most recent annual report and semi-annual report to any shareholder upon request. To obtain a report, please contact the Fund by calling 1-800-225-5291 (TDD — 1-800-554-6713), by writing to the Fund at CFlanagan@jhancock.com or 197 Clarendon Street, Boston, Massachusetts 02116, Attn: Secretary, or by visiting www.jhfunds.com.

Shareholders Sharing the Same Address

As permitted by law, only one copy of this Proxy Statement may be delivered to shareholders residing at the same address, unless such shareholders have notified the Fund of their desire to receive multiple copies of the shareholder reports and other materials that the Fund sends. If you would like to receive an additional copy of this Proxy Statement, please contact the Fund by writing to John Hancock Signature Services, Inc., P.O. Box 55913, Boston, Massachusetts 02205-5913, Attn: Michael Heffernan, or by calling 1-800-225-5291. The Fund will then promptly deliver to you an additional copy. Shareholders wishing to receive separate copies of the Fund’s shareholder reports and other materials in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, also should send a request as indicated.

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Expenses

The Fund will bear the expenses incurred in connection with preparing and distributing this Proxy Statement, as well any other expenses incurred by the Fund in connection with this consent solicitation.

OTHER MATTERS

The Fund is not required to hold annual meetings of shareholders and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Fund must be received by the Fund a reasonable time before the Fund’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

BY ORDER OF THE BOARD OF TRUSTEES

September 11, 2014

Boston, Massachusetts

SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THEIR CONSENTS PROMPTLY.

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JOHN HANCOCK COLLATERAL INVESTMENT TRUST (THE “FUND”)

WRITTEN CONSENT

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND (THE “BOARD”).

The undersigned, revoking previous consents, hereby votes all the shares of beneficial interest of the Fund that the undersigned is entitled to vote on the proposal (“the “Proposal”) specified in the proxy statement of the Fund dated September 11, 2014 (the “Proxy Statement”). Receipt of the Proxy Statement is hereby acknowledged.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

SPECIFY YOUR VOTE BY AN “X” IN THE APPROPRIATE SPACE BELOW. IF NO SPECIFICATION IS MADE, THIS CONSENT WILL BE VOTED FOR THE PROPOSAL. AN ABSTENTION HAS THE EFFECT OF A VOTE AGAINST THE PROPOSAL.

PROPOSAL: TO REMOVE THE EXCEPTION IN THE FUND’S INDUSTRY CONCENTRATION POLICY ALLOWING THE FUND TO INVEST MORE THAN 25% OF ITS ASSETS IN BANK INSTRUMENTS.

For [ ]

Against [ ]

Abstain [ ]

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE COMPLETE, SIGN AND DATE THIS CONSENT BELOW AND RETURN IT PROMPTLY TO THE SECRETARY OF THE FUND.

_____________________________________

By____________________________

Name: ________________________

Title: _________________________

Date: _________________________

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